UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 3, 2021
Date of Report (Date of earliest event reported)

Flotek Industries, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-13270	90-0023731
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
8846 N. Sam Houston Parkway W.,
Houston, TX 77064
(Address of principal executive office and zip code)

(713) 849-9911
(Registrant’s telephone number, including area code)

(Not applicable)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of Exchange on which registered
Common Stock, $0.0001 par value	FTK	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 3, 2021, the board of directors (the “Board”) of Flotek Industries, Inc. (the “Company”) increased the number of directors on the Board from six to seven and appointed Lisa Mayr to the Board. Ms. Mayr was appointed as a member of the audit and corporate governance and nominating committees.

Ms. Mayr, age 53, brings over 20 years of finance and accounting experience to the Board. Ms. Mayr is currently the Chief Financial Officer of digital infrastructure provider Internap Holding LLC, a position she has held since July 2020. Prior to joining Internap, Ms. Mayr was the Chief Financial Officer of MicroStrategy Incorporated (NASDAQ: MSTR), a data analytics software company, from November 2019 to April 2020; Chief Financial Officer of EverFi, an educational software company, from February 2018 to November 2019; and Chief Financial Officer of Blackboard, an educational software company, from July 2013 to February 2018. Early in her career, Ms. Mayr served at Ernst & Young LLP in the transaction and advisory services practice. Ms. Mayr currently serves as a board observer and on the audit committee of WorldStrides, an educational travel company, and is the board chair of STEM for Her, a non-profit that encourages girls and young women to pursue careers in STEM. Ms. Mayr has a Bachelor’s degree in International Studies and Economics from American University and an MBA from Georgetown University.

The Company believes that Ms. Mayr’s extensive experience as a financial executive and leader makes her a valuable addition to the Board. Ms. Mayr has not been involved in any related party transactions or relationships with the Company that would require disclosure under Item 404(a) of Regulation S-K. There are no agreements or understandings between Ms. Mayr and any other persons pursuant to which Ms. Mayr was selected as a director. The Board has considered any relationships that Ms. Mayr has with the Company and has determined that she is independent. The Board has designated Ms. Mayr as an “audit committee financial expert” given her accounting and financial management experience.

Ms. Mayr will be compensated in accordance with the Company’s customary compensation practices for non-employee directors as previously disclosed in the Company’s definitive proxy statement on Schedule 14A filed on April 22, 2021, including a grant of shares of restricted common stock of the Company.

Item 7.01    Regulation FD Disclosure.

On June 7, 2021, the Company issued a press release announcing the appointment of Ms. Mayr to the Board. The press release is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information furnished pursuant to Item 7.01 and in Exhibit 99.1 of this Current Report on 8-K shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), is not subject to the liability of that section and is not deemed incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise expressly stated in such filing.

Item 9.01.    Financial Statements and Exhibits.

    (d)    Exhibits.

Exhibit Number	Description
99.1	Press Release dated June 7, 2021.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLOTEK INDUSTRIES, INC.

Date: June 7, 2021	/s/ Nicholas J. Bigney
	Name:	Nicholas J. Bigney
	Title:	Senior Vice President, General Counsel & Chief Compliance Officer